UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
August 19, 2016

On Deck Capital, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36779	42-1709682
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)
1400 Broadway, 25th Floor
New York, New York 10018
(Address of principal executive offices, including ZIP code)
(888) 269-4246
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

ODAF I Facility

On August 19, 2016, OnDeck Asset Funding I, LLC (“ODAF I”), a wholly-owned subsidiary of On Deck Capital, Inc. (the “Company”), established a new asset-backed revolving debt facility (the “ODAF I Facility”). On that date, ODAF I entered into that certain Credit Agreement (the “ODAF I Credit Agreement”) by and among ODAF I, as Borrower, the Lenders party thereto from time to time, Ares Agent Services, L.P., as Administrative Agent for the Lenders and Collateral Agent for the Secured Parties, and Wells Fargo Bank, N.A., as Paying Agent. The Company may now obtain funding (subject to customary borrowing conditions) through the ODAF I Facility, including to finance certain of the Company’s loans not currently financeable by the Company’s other funding sources due to concentration limitations and to finance the Company’s larger term loans with a maximum original principal amount of up to $400,000.
The following table summarizes certain aspects of the ODAF I Facility:

Facility Size	$100 million
Borrowing Base Advance Rate	Up to 80%
Interest Rate	LIBOR (minimum of 0.0%) + 7.25%
Commitment Termination Date	August 19, 2018

Under the ODAF I Facility, the Lenders party thereto commit to make loans to ODAF I, the proceeds of which are used to finance ODAF I’s purchase of small business loans from the Company. The revolving pool of small business loans purchased by ODAF I serves as collateral for the loans made to ODAF I under the ODAF I Facility. ODAF I is required to repay the borrowings from collections received on the loans.

ODAF I can voluntarily repay and re-borrow principal amounts under the ODAF I Facility subject to satisfaction of borrowing conditions, including borrowing base requirements. In order for the Company's loans to be eligible for purchase by ODAF I under this facility, they must meet all applicable eligibility criteria. Eligibility criteria include, among others, that the applicable loan is denominated in U.S. dollars, that the customer under such loan had a certain minimum OnDeck Score® at the time of underwriting, that such loan was originated in accordance with the Company's underwriting policies and that such loan is a legal, valid and binding obligation of the obligor under such loan. ODAF I’s collateral pool is subject to certain concentration limits that restrict the collateral pool from being overly concentrated with certain loans sharing common characteristics and that, if exceeded, would require ODAF I to add or maintain additional collateral and, if not cured, an event of default would occur. Concentration limitations include, among others, geography, industry, time in business and outstanding principal balance.

The loans and other assets to be transferred by the Company to ODAF I in connection with the ODAF I Facility will be owned by ODAF I, will be pledged to secure the payment of the obligations incurred by ODAF I, will be assets of ODAF I and will not be available to satisfy any of the Company’s obligations. The ODAF I Facility is a transaction structured to be bankruptcy remote. Lenders under the ODAF I Facility do not have direct recourse to On Deck Capital, Inc.

The Company’s ability to utilize the ODAF I Facility is subject to ODAF I’s compliance with various covenants and other requirements of the ODAF I Credit Agreement. The failure to comply with such requirements may result in events of default, the accelerated repayment of amounts owed under the facility, often referred to as an early amortization event, and/or the termination of the facility.

Such covenants and other requirements include:

•Financial Covenants. Financial covenants include, among others, requirements with respect to minimum tangible net worth, maximum leverage ratio, minimum consolidated liquidity and minimum unrestricted cash.

•Portfolio Performance Covenants. Portfolio performance covenants include, among others, requirements that the collateral pool not exceed certain default and delinquency rates and that the excess spread on the collateral pool not be less than stated minimum levels. Excess spread is generally the amount by which collections received by ODAF I during a collection period (primarily interest and fees) exceed its fees and expenses during such collection period (including interest expense and servicing fees).

•Other Requirements. Other requirements may include or relate to, among other things, change of control events, certain insolvency-related events, events constituting a servicer default, an inability to engage a replacement backup servicer following termination of the current backup servicer, the occurrence of certain events of default or acceleration under other facilities, the inability or failure of the Company to transfer loans to ODAF I as required, failure to make required payments or deposits, ERISA-related events, events related to the entry of an order decreeing dissolution that remains undischarged, events related to the entry or filing of judgments, attachments or certain tax liens that remain undischarged, and certain other events or occurrences that may include breaches of terms, representations, warranties or affirmative and restrictive covenants. Restrictive covenants, among other things, impose limitations or restrictions on ODAF I’s ability to pay dividends, redeem its stock or similar equity interests, make payments in order to retire or obtain the surrender of warrants, options or similar rights, or the ability of ODAF I to incur additional indebtedness, make investments, engage in transactions with affiliates, sell assets, consolidate or merge, make changes in the nature of its business and create liens.

Following an event of default or an early amortization event under the ODAF I Facility, collections on the collateral are applied to repay principal rather than being available on a revolving basis to fund the origination activities of the Company's business. So long as such events are continuing, ODAF I may not make additional borrowings under the ODAF I Facility.

The Company will act as servicer with respect to the small business loans held by ODAF I. The Company could be replaced by a designated backup servicer or another replacement servicer upon certain specified occurrences including, among others, the Company defaulting in its servicing obligations or failure to meet certain financial or other covenants.
The foregoing description of the ODAF I Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the ODAF I Credit Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2016.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2016	On Deck Capital, Inc.

/s/ Howard Katzenberg
Howard Katzenberg Chief Financial Officer